UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) March 22, 2004

Microfield Group, Inc.

(Exact name of registrant as specified in its charter

Oregon	000-26226	93-0935149

(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification No.)

1631 NW Thurman, Suite 310, Portland, OR	97209

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (503) 419-3580 .

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.
SIGNATURES

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

     Microfield Group, Inc. (the “Company”), four of its directors, and its wholly owned subsidiary Christenson Velagio, Inc. (“CVI”) are named defendants in a lawsuit filed in the Circuit Court of Multnomah County, Oregon under case number 0403-02370. Kurt A. Underwood, formerly the Chief Executive Officer, President and director of the Company and CVI, filed the action against the Company, its directors and CVI, among others, for damages due to alleged violations of Oregon securities laws in the amount of $1,021,487 and for alleged employment claims in the amount of $412,500. In the complaint, Mr. Underwood alleges that the Company sold its stock to him in violation of Oregon state securities laws, purchased Mr. Underwood’s stock of Velagio, Inc. in violation of Oregon state securities laws, and allegedly breached Mr. Underwood’s employment contract by failing to pay back wages to Mr. Underwood. Mr. Underwood also alleges in the complaint that the Company, CVI, and others misrepresented facts related to the sale and purchase of the Company and Velagio’s stock, and conspired with the other defendants regarding the alleged misrepresentations related to the September 16, 2003, merger of Velagio, Inc., with and into a wholly owned subsidiary of the Company.

     The Company intends to engage counsel to defend the Company and CVI against the allegations made in this lawsuit.

     The Company’s policy is to not publicly comment on ongoing litigation matters.

     The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2004.	Microfield Group, Inc.

/s/ William C. McCormick

William C. McCormick, President